Exhibit 4.1

Execution Version

CLOUD PEAK ENERGY RESOURCES LLC,

CLOUD PEAK ENERGY FINANCE CORP.,

WILMINGTON TRUST COMPANY, as Trustee

and

CITIBANK, N.A., as Securities Administrator

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 10, 2014

to

Indenture

Dated as of November 25, 2009

8.250% Senior Notes due 2017

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 10, 2014, is by and among Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), Cloud Peak Energy Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), and Citibank, N.A., a national banking association, as securities administrator (the “Securities Administrator”).

WHEREAS, the Issuers, the Guarantors party thereto, the Trustee and the Securities Administrator have heretofore executed and delivered that certain Indenture, dated as of November 25, 2009 (as heretofore supplemented, the “Indenture”);

WHEREAS, on November 25, 2009, the Issuers issued $300,000,000 in aggregate principal amount of their 8.250% Senior Notes due 2017 (collectively, the “Notes”);

WHEREAS, $300,000,000 in aggregate principal amount of Notes is currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in principal amount of the outstanding Notes, the Issuers, the Trustee and the Securities Administrator may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing (i) the Indenture with respect to the Notes and (ii) the Notes (subject to certain exceptions);

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by each of the Issuers;

WHEREAS, the Company desires and has requested the Trustee and the Securities Administrator to join with the Company and the Co-Issuer in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Company has been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated February 25, 2014 and the related consent and letter of transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (1) the Company has received the consent of the Holders of a majority in principal amount of the outstanding Notes, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee and the Securities Administrator simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 9.03 of the Indenture and (3) the Issuers have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuers, the Trustee and the Securities Administrator to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Amendments to Articles 3, 4, 5 and 6 of the Indenture.  The Indenture is hereby amended with respect to the Notes by (1) substituting the words “three Business Days” for “30” in Section 3.02(a) of the Indenture and (2) deleting the following Sections, paragraphs or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 3.03 (Offer to Purchase);

Section 4.04 (Payment of Taxes and other Claims);

Section 4.06 (Limitation on Debt and Disqualified Stock or Preferred Stock);

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Section 4.07 (Limitation on Restricted Payments);

Section 4.08 (Limitation on Liens);

Section 4.09 (Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries);

Section 4.10 (Guaranties by Restricted Subsidiaries);

Section 4.11 (Repurchase of Notes Upon a Change of Control);

Section 4.12 (Limitation on Asset Sales);

Section 4.13 (Limitation on Transactions with Affiliates);

Section 4.14 (Limitation on Business of the Co-Issuer);

Section 4.15 (Designation of Restricted and Unrestricted Subsidiaries);

Section 4.16 (Financial Reports);

Section 4.17(a)(2) (Reports to Trustee and the Securities Administrator);

Clauses (2) and (3) of Section 5.01(a) (Consolidation, Merger or Sale of Assets by the Company);

Section 5.02 (Consolidation, Merger or Sale of Assets by the Co-Issuer);

Section 5.03 (Consolidation, Merger or Sale of Assets by a Guarantor); and

Clauses (3)-(6) of Section 6.01 (Events of Default);

Section 1.2    Amendments to Notes.  The Notes are hereby amended to delete all provisions inconsistent with the other amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1    Defined Terms.  For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2    Indenture.  Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control. For the avoidance of doubt, nothing in this Supplemental Indenture shall affect any provision of the Indenture applicable to the other series of debt securities issued under the Indenture, the 8.500% Senior Notes due 2019.

Section 2.3    Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4    Successors.  All agreements of the Issuers in this Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee and the Securities Administrator in this Supplemental Indenture shall bind their respective successors.

Section 2.5    Duplicate Originals.  All parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.  It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6    Severability.  In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

Section 2.7    Disclaimer.  The Trustee and the Securities Administrator accept the amendments of the Indenture effected by this Supplemental Indenture and agree to execute the trust created by the

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Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and the Securities Administrator, which terms and provisions shall in like manner define and limit their respective liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, neither the Trustee nor the Securities Administrator shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers, and neither the Trustee nor the Securities Administrator makes any representation with respect to any such matters. Additionally, neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8    Effectiveness.  The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of a majority in principal amount of the outstanding Notes, with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur.  The Company shall notify the Trustee and the Securities Administrator in writing promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.

Section 2.9    Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee or the Securities Administrator on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of March 10, 2014, certain restrictive covenants of the Issuers and certain Events of Default applicable to the Notes have been eliminated and the minimum notice period for optional redemptions of the Notes has been reduced from 30 days to three Business Days, all as provided in the Fourth Supplemental Indenture, dated as of March 10, 2014.  Reference is hereby made to such Fourth Supplemental Indenture, copies of which are on file with the Trustee and the Securities Administrator, for a description of the amendments made therein.”

Section 2.10 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

COMPANY:

CLOUD PEAK ENERGY RESOURCES LLC

By:	/s/ Bryan Pechersky
Bryan Pechersky
Senior Vice President, General Counsel and
Corporate Secretary

CO-ISSUER:

CLOUD PEAK ENERGY FINANCE CORP.

By:	/s/ Bryan Pechersky
Bryan Pechersky
Senior Vice President, General Counsel and
Corporate Secretary

[Signature Page to Fourth Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. Thomas Morris, II
Vice President

[Signature Page to Fourth Supplemental Indenture]

SECURITIES ADMINISTRATOR:

CITIBANK, N. A., as Securities Administrator

By:	/s/ Louis Piscitelli
Vice President

[Signature Page to Fourth Supplemental Indenture]